LETTER OF AGREEMENT

This LETTER OF AGREEMENT (hereinafter referred to as the “Agreement”), is made and entered into on February 28, 2010 by and between:

(1)

Minapharm Pharmaceuticals SAE, an Egyptian joint stock company, organized and validly existing under the laws of the Arab Republic of Egypt, commercial register no. 55223, with its registered office located at El Bardissy Street, 2T Takseem Asmaa Fahmy Street, Heliopolis Cairo, Egypt (hereinafter referred to as “Minapharm”) and;

(2)

Cyplasin Biomedical Ltd.,, an publically traded company (OTCBB:CPBM), organized and validly existing under the laws of Nevada registered under no. [<>], with its registered office located at Suite 131, Advanced Technology Center, 9650- 20th avenue, Edmonton Alberta Canada T6N 1G1 (which shall be referred to as "Cyplasin").

(Minapharm and Cyplasin., shall be referred to collectively as the “Parties” and individually as a “Party”)

PREAMBLE

     WHEREAS, Minapharm is engaged in the development and commercial sales of pharmaceutical products within the Arab Republic of Egypt and the MENA region including a version of pegylated interferon-alpha (PEG-IFN) used as a Hepatitis C therapeutic drug,;

     WHEREAS, the mission of Cyplasin is to develop Hepatitis C therapeutic drug products, including ribavirin, PEG-IFN and a vaccine made from virus-like particles as a preventative and or therapeutic vaccine; where the l products are defined in Annex 1 (the “Products”);

     WHEREAS, Cyplasin anticipates it will be producing, marketing and commercializing Hepatitis C therapeutics in North American, South American, and other markets as of 2011;

     WHEREAS, Minapharm was invited by the Cyplasin to participate in the lending of funds ( the” “Loan”) to Cyplasin such that a debt will exist between the Parties whose purpose is to help further the development and sale of said Products (the “Debt”);

     WHEREAS, at Minapharm's sole discretion at the end of the term of the Loan for the Debt; said Debt ( whose amount will include the principle plus interest) may be converted into Common Stock of Cyplasin for the benefit of the Minapharm, provided that Minapharm enters into an Promissory Note, a Debt Conversion Agreement and a Subscription Agreement (the “Investment Documents”), in the form attached herewith as Annex II which are made an integral part of this agreement hereof, and

     WHEREAS, Minapharm agrees to provide the loan as defined in the Investment Documents, Cyplasin shall also grant Minapharm: (i) an exclusive manufacturing, marketing and distribution agreement for the product known as ribavirin (C-Pharma’s C-Virin, as defined in Annex I),in the MENA geographic regions as defined by each specific country (the “Distribution Agreement”); (ii) and exclusive sub-license agreement for the Hepatitis C VLP vaccine technology in the MENA geographic regions as defined by each specific country (the “Sub-license Agreement”),

     WHEREAS Minapharm shall grant back to Cyplasin an distribution agreement to market and sell a version of it pegylated interferon-alpha (PEG-IFN) product in territories where it is legally able to do so specifically North America, South America, Republic of South Korea, and the “BRIC” countries including Russia, Mongolia and China; and

     WHEREAS, the exclusive distribution agreement and the exclusive Sub-license Agreement for the Cyplasin products and the Distribution Agreement for Minapharm products shall be collectively referred to as the “Product Agreements” as defined in Annex III.

     NOW, THEREFORE, the Parties hereby agree to enter into this Agreement on the following terms and conditions:

ARTICLE (1)
INTERROGATORY PROVISION

The above Preamble and all Annexes I-III hereto are considered an integral part of this Agreement.

ARTICLE (2)
EXCLUSIVITY

By virtue of this Agreement and following the conduct by Minapharm of a limited due diligence on Cyplasin; agreement by Parties on the terms and conditions of the Investment Documents, the Distribution Agreement, Sub -License agreement and Product Agreement and execution of same, Cyplasin grants to the Minapharm an exclusive product distribution agreement and a royalty bearing sub license which shall contain the right to manufacture, market, sell or otherwise commercialize a product called C-Virin and to produce, market and commercialize a hepatitis C VLP based vaccine product for the MENA region (the “Exclusivity”).

And, by virtue of this Agreement and following the execution of the Investment Documents, the Distribution Agreement and Sub-License agreement, and Product Agreement, Minapharm grants to the Cyplasin exclusive product development, marketing and distribution rights, and a royalty bearing license for rights to PEG-IFN for the North American, South American, South Korean, and “BRIC” region including Russia, Mongolia and China (the “Exclusivity”).

ARTICLE (3)
EFFECTIVE DATE AND DURATION

This Agreement shall enter into force upon execution of the Investment Documents for the Loan and shall terminate upon the full repayment of said Loan plus interest either by cash or conversion of the full debt amount of the Loan into Cyplasin Shares at the agreed upon conversion price. Said conversion of the Debt to Cyplasin Shares shall be a the sole discretion of Minapharm. The Product Agreement, while part of this Agreement, shall survive termination of this Agreement and remain in force for the duration of the term of the Product Agreement.

ARTICLE (4)
TERMINATION

4.1

In the event of breach of Article (2) above, Minapharm shall be entitled, at its sole discretion, by written notice to Cyplasin (the Borrower), to call on the Promissory Note and declare all unpaid principal plus all accrued interest and other amounts due there under, to be immediately payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

4.2

In the event a breach of Article (2) above occurs after the Minapharm becomes a stakeholder in Cyplasin, in accordance with terms and conditions of the Investment Documents, Minapharm shall have right to demand Cyplasin to purchase the Minapharm’s share in Cyplasin at fair market value or the value of the amounts loaned by the Minapharm to Cyplasin, as indicated in the Promissory Note, plus accrued interest thereon, whichever amount is higher. The aforementioned shall not prejudice any other remedies that the Minapharm may have by law.

4.3	The Parties agree to amend the relevant Investment Documents to reflect Articles 4.1 and 4.2 above.

ARTICLE (5)
MISCELLANEOUS

5.1

No Party shall assign this Agreement, in whole or part, without the express and written consent of the other Party. Notwithstanding the forgoing, it is agreed between the Parties that Minapharm shall have the right to assign its rights and obligation under this Agreement to any of it's Affiliates. For the purpose of this paragraph an Affiliate shall means “any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or investment decisions of a person whether through the ownership of voting securities, by contract, as custodian, adviser, executor or otherwise”.

5.2	Any changes to this Agreement requested by either Party may only be effected if mutually agreed upon in writing by duly authorized representatives of the Parties.

5.3	Each Party shall individually assume their own respective costs and expense associated with entry into this Agreement.

ARTICLE (6)
GOVERNING LAW AND ARBITRATION

This Agreement shall be construed and governed in accordance with the laws of teh Stae of New York where a venue for both parties would be London Any dispute in connection with interpretation or implementation of this Agreement shall be settled amicably by the Parties. In the event that the Parties fail to reach an amicable settlement of the dispute within thirty (30) days from the date that the dispute arose, then the dispute shall resolve exclusively through arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the “ICC”) in effect on the date the arbitration is submitted to the tribunal of arbitration. The number of arbitrators shall be three (3) to be appointed in accordance with rules of the ICC. The seat of arbitration shall be London, England and the arbitration proceedings shall be conducted in the English language.

ARTICLE (7)
COUNTERPARTS

This Agreement is executed in two (2) original counterparts, both shall have the same legal effect and meaning.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above set forth.

For and On Behalf of :	For and On Behalf of :
Minapharm:	Cyplasin Biomedical Ltd.

per:	per: /s/ Garth Likes
Authorized Signature	Authorized Signature

Wafik Bardissi
GARTH LIKES
Print Name	Print Name

Date	Date

Rest of Page left Intentionally Blank

Annex - I

PRODUCTS

The Products which are defined in this agreement shall be as:

Products of the Cyplasin:

1) a formulation or formulations of ribavirin USP (e.g. 200mg tablets, capsules or other formulations)2) Hepatitis C VLP vaccine (all chosen genotypes) as granted to the Minapharm under an exclusive world-wide NIH License L-XXXXX, to Cyplasin Biomedical Ltd., which is based upon VLP technology and which will be made available to the Minapharm in any and all forms.

Sub License for VLP vaccine under separate agreement.

Products of the Minapharm:

1)

Pegylated Interferon-alpha (recombinant human) as active pharmaceutical ingredient or as finished final product in forms suitable for markets of North America, South America, South Korea, and “BRIC” countries including Russia, Mongolia, and China.

2)	Hepatitis B?

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the dare first above set forth.

For and On Behalf of :	For and On Behalf of :
Minapharm:	Cyplasin Biomedical Ltd.

per: /s/ Wafik Bardissi	per:
Authorized Signature	Authorized Signature

Wafik Bardissi
Wafik Bardissi	GARTH LIKES
Print Name	Print Name

May 31, 2010	April 30, 2010
Date	Date

Rest of Page left intentionally Blank

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the dare first above set forth.

For and On Behalf of :	For and On Behalf of :
Nlinapharm:	Cyplasin Biomedical Ltd.

per: /s/ Wafik Bardissi	per:
Authorized Signature	Authorized Signature

Wafik Bardissi
Wafik Bardissi	GARTH LIKES
Print Name	Print Name

May 31, 2010	April 30, 2010
Date	Date

Rest of Page left intentionally Blank